SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


          Date of report (Date of earliest event reported): May 4, 2007


                              Eastman Kodak Company
               (Exact name of registrant as specified in charter)


      New Jersey                        1-87                    16-0417150
--------------------------------------------------------------------------------
(State or Other Jurisdiction    (Commission File Number)       (IRS Employer
     of Incorporation)                                       Identification No.)


                                343 State Street,
                            Rochester, New York 14650
               (Address of Principal Executive Office) (Zip Code)


       Registrant's telephone number, including area code (585) 724-4000
                                                           -------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition
---------------------------------------------------------

On May 4, 2007, Eastman Kodak Company issued a press release describing its financial results for its first fiscal quarter ended March 31, 2007. Copies of the press release and financial discussion document are attached as Exhibits
99.1 and 99.2, respectively, to this report.

Within the Company's first quarter 2007 press release and financial discussion document, the Company makes reference to certain non-GAAP financial measures including "Digital revenue", "Traditional revenue", "New Technologies revenue", "Digital earnings", "Digital earnings improvement", "Digital earnings from operations", and "Net cash generation", which have directly comparable GAAP financial measures. The Company believes that these measures represent important internal measures of performance. Accordingly, where these non-GAAP measures are provided, it is done so that investors have the same financial data that management uses with the belief that it will assist the investment community in properly assessing the underlying performance of the Company on a year-over-year basis. Whenever such information is presented, the Company has complied with the provisions of the rules under Regulation G and Item 2.02 of Form 8-K. The specific reasons, in addition to the reasons described above, why the Company's management believes that the presentation of the non-GAAP financial measures provides useful information to investors regarding Kodak's financial condition, results of operations and cash flows are as follows:

Digital revenue / Traditional revenue / New Technologies revenue / Digital earnings / Digital earnings from operations / Digital earnings improvement - Due to the Company's ongoing digital transformation, management views the Company's performance based on the following three key metrics: digital revenue growth, digital earnings growth and the generation of cash. These three key metrics are emphasized in the Company's attached earnings release for the first quarter of 2007. These digital measures form the basis of internal management performance expectations and certain incentive compensation. Accordingly, these digital measures are presented so that investors have the same financial data that management uses with the belief that it will assist the investment community in properly assessing the underlying performance of the Company against its key metrics on a year-over-year and quarter-sequential basis, as the Company undergoes this digital transformation.

Net cash generation - The Company believes that the presentation of net cash generation is useful information to investors as it facilitates the comparison of cash flows between reporting periods. In addition, management utilizes this measure as a tool to assess the Company's ability to repay debt and repurchase its own common stock, after it has satisfied its working capital needs (including restructuring-related payments), dividends, capital expenditures, and investments. The net cash generation measure equals net cash provided by continuing operations from operating activities, as determined under Generally Accepted Accounting Principles in the U.S. (GAAP), minus capital expenditures, plus proceeds from the sale of assets, investments in unconsolidated affiliates, and dividends. Net cash generation forms the basis of internal management performance expectations (it is one of the Company's three key metrics) and certain incentive compensation. Accordingly, the Company believes that the presentation of this information is useful to investors as it provides them with the same data as management uses to facilitate their assessment of the Company's cash position.

Item 9.01.  Financial Statements and Exhibits
---------------------------------------------

(c)     Exhibits
        --------

Exhibit 99.1    Press release issued May 4, 2007               Furnished with
                regarding financial results for                 this document
                the first quarter of 2007


Exhibit 99.2    Financial discussion document issued           Furnished with
                May 4, 2007 regarding financial                 this document
                results for the first quarter of 2007

                                   SIGNATURES
                                   ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        EASTMAN KODAK COMPANY


                                        By: /s/ Diane E. Wilfong
                                        -----------------------------
                                        Name: Diane E. Wilfong
                                        Title: Controller


Date:  May 4, 2007


                                  EXHIBIT INDEX
                                  -------------


Exhibit No.             Description
----------              ------------

 99.1 Press release issued May 4, 2007 regarding financial results for the first quarter of 2007

 99.2 Financial discussion document issued May 4, 2007 regarding financial results for the first quarter of 2007